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                                                                  EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT

                            Before Issuance of Shares

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           VANGUARD ENTERPRISES, INC.

                    -----------------------------------------

                       Pursuant to Section 241 of Title 8
                      the Delaware Code of 1953, as Amended


         I, the undersigned, being the Sole Incorporator of the above named corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

         FIRST. That at a meeting of the Sole Incorporator of said corporation, duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable.

         RESOLVED that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing Article FOURTH to read as follows.

             FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

             (a) Common. 50,000,000 shares of Common stock having a par value of $.001 per share;

             (b) Preferred. 5,000,000 shares of Preferred stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

         SECOND. That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.


         IN WITNESS WHEREOF, I have duly executed this Certificate of Amendment this twenty-ninth day of September, A.D. 1995.


                                         -----------------------------------
                                         Maryann Martone